Exhibit 99.2

1Q16 Earnings Presentation April 26, 2016 Presented by: Anthony G. Petrello Chairman, President, & Chief Executive Officer William J. Restrepo Chief Financial Officer

2 We often discuss expectations regarding our markets, demand for our products and services, and our future performance in our annual and quarterly reports, press releases, and other written and oral statements. Such statements, including statements in this document incorporated by reference that relate to matters that are not historical facts are “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the U.S. Securities Exchange Act of 1934. These “forward-looking statements” are based on our analysis of currently available competitive, financial and economic data and our operating plans. They are inherently uncertain, and investors must recognize that events and actual results could turn out to be significantly different from our expectations. Factors to consider when evaluating these forward-looking statements include, but are not limited to: fluctuations and volatility in worldwide prices of and demand for natural gas and oil; fluctuations in levels of natural gas and oil exploration and development activities; fluctuations in the demand for our services; competitive and technological changes and other developments in the oil and gas and oilfield services industries; changes in the market value of investments accounted for using the equity method of accounting; our ability to complete, and realize the expected benefits of strategic transactions; the existence of operating risks inherent in the oil and gas and oilfield services industries; the possibility of changes in tax and other laws and regulations; the possibility of political or economic instability, civil disturbance, war or acts of terrorism in any of the countries in which we do business; and general economic conditions, including the capital and credit markets. Our businesses depend, to a large degree, on the level of spending by oil and gas companies for exploration, development and production activities. Therefore, a sustained decrease in the price of natural gas or oil, which could have a material impact on exploration and production activities, could also materially affect our financial position, results of operations and cash flows. The above description of risks and uncertainties is by no means all-inclusive, but is designed to highlight what we believe are important factors to consider. Statements made in this presentation include non-GAAP financial measures. The required reconciliation to the nearest comparable GAAP financial measures is included in the Investor Relations section of our website at http://www.nabors.com. Forward-Looking Statements

3 Financial Overview

4 Financial Summary Diluted Earnings (Losses) Per Share from continuing operations Includes net benefit of 23¢ per share for net gain from the C&J Energy Services transaction, tax benefits from various international jurisdictions, and severance charges from workforce reductions Includes 23¢ per share of tax expense Includes 7¢ per share in favorable tax adjustments as well as charges and impairments of 79¢ per share related to our equity investment in C&J Energy Services, Ltd., other small asset impairments, and severance costs Includes net after-tax charges of 35¢ per share related to the impairment of certain assets Includes impairments of $1.12 per share related to our holdings in C&J Energy Services, Ltd. ($000 except EPS) 1Q15 2Q15 3Q15 4Q15 1Q16 Operating Revenues $1,414,707 $863,305 $847,553 $738,872 $597,571 Adjusted EBITDA 367,964 288,493 247,631 223,332 162,052 Adjusted Income 86,945 70,297 7,524 (7,805) (53,766) GAAP Diluted EPS(1) 0.43(2) (0.14)(3) (0.86)(4) (0.57)(5) (1.41)(6)

5 Current Debt and Liquidity 1. Capitalization defined as Net Debt plus Shareholders’ Equity 2. Coverage defined as TTM Adjusted EBITDA / TTM Interest Expense 3. Leverage defined as Total Debt / TTM Adjusted EBITDA Note: Subtotals may not foot due to rounding * Based on 3/31/16 CJES share price Liquidity (at March 31, 2016) Cash & Available Capacity: $2,382 Investment in Affiliate (at March 31, 2016)* C&J Energy Services shares: $88 High 4Q15 1Q16 Change Change ($MM's) 3/31/2012 12/31/2015 3/31/2016 1Q16 to 4Q15 1Q16 from High Total Debt $4,750 $3,662 $3,590 ($72) ($1,160) Cash and ST Investments 494 275 222 (53) (272) Net Debt $4,256 $3,387 $3,369 ($18) ($887) Shareholder’s Equity 5,811 4,283 3,904 (379) (1,907) Net Debt to Capitalization(1) 42% 44% 46% 2% 4% Coverage(2) 7.8x 6.2x 5.1x (1.1x) (2.7x) Leverage(3) 2.5x 3.2x 3.9x 0.7x 1.4x

6 Drilling and Rig Services

7 1Q16 Rig Utilization & Availability (1) As of 3/31/16 Rig Fleet(1) 1Q16 Rig Years Average Utilization U.S. Lower 48 AC 175 51 29% Legacy 47 3 6% U.S. Lower 48 Total 222 54 24% U.S. Offshore 17 6 35% Alaska 16 5 30% Canada 54 13 23% International 136 111 81% Subtotal 445 188 42% Lower 48 Construction 4 Total Fleet 449

8 3/31/16 U.S. Rig Utilization Power Type and Capacity Walking Skidding Pad Not Pad Total Total Capable Capable Rigs % Working Total Util. Working Total Util. Total Working Total Util. Util. AC 38* 124 31% 3** 18 17% 29% 2 33 6% 175 25% Legacy 0 7 0% 0 7 0% 0% 1 33 3% 47 2% Grand Total 38* 131 29% 3** 25 12% 26% 3 66 5% 222 20% * Including seven (7) rigs stacked on rate; ** Including one (1) rig stacked on rate;

9 3/31/16 International Working Rigs Algeria 10 Congo 0 Kazakhstan 2 Oman 5 Angola 1 Ecuador 1 Kurdistan 0 PNG 1 Argentina 20 India 2 Kuwait 2 Russia 4 Bahrain 1 Iraq 0 Malaysia 1 Saudi 42 Colombia 8 Italy 1 Mexico 3 Venezuela 5 Total 109

10 Appendix

11 Rig Margins & Activity (1) Margin = gross margin per rig per day for the period. Gross margin is computed by subtracting direct costs from operating revenues for the period. 2Q15 3Q15 4Q15 1Q16 Drilling Margin (1) Rig Yrs Margin (1) Rig Yrs Margin (1) Rig Yrs Margin (1) Rig Yrs U.S. Drilling $13,739 119.5 $11,177 103.0 $12,274 91.0 $10,043 64.9 Canada 7,771 9.7 6,349 17.2 9,473 14.4 3,585 12.5 International 17,263 127.1 18,613 121.3 16,321 117.5 16,489 110.5